     As filed with the Securities and Exchange Commission on April 28, 2004

                                                    Registration No. 333-_______

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           FIRST BANCTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                              37-140661
(State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)

                            206 South Central Avenue
                              Paris, Illinois 61944
          (Address of principal executive offices, including zip code)

                           FIRST BANCTRUST CORPORATION
                             2002 STOCK OPTION PLAN
                            (Full title of the plan)

                                          WITH A COPY TO:
TERRY J. HOWARD                           TIMOTHY E. KRAEPEL
PRESIDENT AND CHIEF EXECUTIVE OFFICER     HOWARD & HOWARD ATTORNEYS, P.C.
FIRST BANCTRUST CORPORATION               THE PINEHURST OFFICE CENTER, SUITE 101
206 SOUTH CENTRAL AVENUE                  39400 WOODWARD AVENUE
PARIS, ILLINOIS 61944                     BLOOMFIELD HILLS, MICHIGAN 48304-5151
(Name and address of agent for service)   (248) 645-1483
(217) 465-6381
(Telephone number, including area code,
of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed         Proposed
                                                  Amount         Maximum          Maximum
                                                   to be     Offering price      aggregate
                                                registered      per share     offering price       Amount of
  Title of Securities to be Registered              (1)            (2)              (2)         registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share           152,087        $26.49          $4,028,785          $510.45
================================================================================================================

(1) Plus, pursuant to Rule 416, an indeterminate number of additional shares as may be issuable in the event of an adjustment as a result of an increase in the number of issued shares of Registrant's Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments as provided in the above-referenced Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) based on the $26.49 average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq SmallCap Market on April 23, 2004.

                                     PART I

ITEM 1.           PLAN INFORMATION*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated in this Registration Statement by reference:

         (1) the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003;

         (2) the Registrant's Proxy Statement dated March 19, 2004;

         (3) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2003, except for information furnished under Item 9 or Item 12 of Form 8-K, which is not deemed filed and not incorporated herein by reference; and

         (4) the description of Registrant's Common Stock, $0.01 par value contained in Registrant's Registration Statement on Form 8-A filed with the Commission on April 11, 2001 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents, except for information furnished under Item 9 or Item 12 of Form 8-K, which is not deemed filed and not incorporated herein by reference.

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

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 10 of the Registrant's Certificate of Incorporation provides as follows:

         Article 10. Indemnification. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

         Article VI of the Registrant's Amended and Restated Bylaws provides as follows:

     ARTICLE VI. INDEMNIFICATION, ETC. OF DIRECTORS, OFFICERS AND EMPLOYEES

         6.1 Indemnification. The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation's Certificate of Incorporation.

         6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section
6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

         6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

         6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.           EXHIBITS

         The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit index filed as part of this Registration Statement.

ITEM 9.           UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in period reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, State of Illinois, on April 19, 2004.

                                   FIRST BANCTRUST CORPORATION
                                            (Registrant)

                                   By: /s/Terry J. Howard
                                      ------------------------------------------
                                          Terry J. Howard
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below appoints Terry J. Howard and Ellen M. Litteral, and each of them, as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this registration statement that such attorney may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock, which amendments may make such changes in such Registration Statement as the above-named attorney(s) deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that said attorney(s) will do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                          Title                                  Date
--------------------------------------------     ------------------------------------------          --------------
/s/Terry J. Howard                               President, Chief Executive Officer                  April 19, 2004
--------------------------------------------     and Director (Principal Executive Officer)
Terry J. Howard                                  and Director

/s/Ellen M. Litteral                             Chief Financial Officer and Treasurer               April 19, 2004
--------------------------------------------     (Principal Financial Officer)
Ellen M. Litteral

/s/Terry T. Hutchison                            Chairman of the Board of Directors                  April 19, 2004
--------------------------------------------
Terry T. Hutchison

/s/Joseph R. Schroeder                           Director                                            April 19, 2004
--------------------------------------------
Joseph R. Schroeder

/s/Vick N. Bowyer                                Director                                            April 19, 2004
--------------------------------------------
Vick N. Bowyer

/s/James D. Motley                               Director                                            April 19, 2004
--------------------------------------------
James D. Motley

/s/John W. Welborn                               Director                                            April 19, 2004
--------------------------------------------
John W. Welborn

/s/David W. Dick                                 Director                                            April 19, 2004
--------------------------------------------
David W. Dick

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------
5           Opinion of Howard & Howard Attorneys, P.C.

23.1        Consent of BKD LLP.

23.2 Consent of Howard & Howard Attorneys, P.C. (contained in their opinion filed as Exhibit 5).

24          Powers of Attorney (contained on the signature pages hereto).